EXHIBIT 3.1

CERTIFICATE OF OWNERSHIP

OF

ORGANETIX, INC.
(a Delaware corporation)

AND

SEAFARER EXPLORATION CORP.
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST:                That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Organetix, Inc.	Delaware

Seafarer Exploration Corp.	Delaware

SECOND:           That 100% of the outstanding stock of Seafarer Exploration Corp. is owned by Organetix, Inc.

THIRD:               That the name of the surviving corporation of the merger is Organetix, Inc., which will continue its existence as said surviving corporation under the name Seafarer Exploration Corp.

FOURTH:           That the Certificate of Incorporation of Organetix, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

“FIRST:  The name of the corporation is Seafarer Exploration Corp.”

FOURTH:           That the members of the Board of Directors of Organetix, Inc. unanimously adopted the following resolution by written consent on the 8th day of July, 2008:

RESOLVED, that the Company's wholly-owned subsidiary, Seafarer Exploration Corp., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to Seafarer Exploration Corp.

FIFTH:                This merger shall be effective on July 9, 2008.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 8th day of July, 2008.

ORGANETIX, INC.

By:	/s/ Kyle Kennedy
Name: Kyle Kennedy
Title: Chief Executive Officer

SEAFARER EXPLORATION CORP.

By:	/s/ Kyle Kennedy
Name: Kyle Kennedy
Title: Chief Executive Officer